EXHIBIT 10.24

BOISE CASCADE CORPORATION
KEY EXECUTIVE PERFORMANCE PLAN
I.	2000 PAYOUT CRITERIA

PAYOUT AS A PERCENT OF SALARY
FINANCIAL IMPROVEMENT	CEO	SVP	VP

($158,800,000)	0.0%	0.0%	0.0%
($150,000,000)	1.0%	0.8%	0.7%
$150,000,000	106.0%	83.3%	68.2%
$216,839,000	113.8%	89.4%	73.2%
$216,839,001	125.5%	98.6%	80.7%
$316,839,000	137.2%	107.8%	88.2%
-	For Financial Improvement in excess of $316.8 million, the payout increases proportionally to the increase from $216.8 million to $316.8 million.
-	The payout is interpolated on a straight line for Financial Improvement not shown in the table.
-	Financial Improvement is measured by calculating the company's economic value added.
Economic Value Added	=	Net Operating Profit Before Tax - Capital Charge
Net Operating Profit Before Tax (NOPBT)*	=	Income from operating assets + Imputed interest of capitalized lease obligations + Increase (decrease) in LIFO reserve - Amortization of restructuring losses
*	Unusual nonrecurring and nonoperating income or expense items do not affect NOPBT
Capital Charge	=	Capital x 16%
Capital**	=	Operating Capital + Imputed capital value of lease obligations + Total LIFO reserve account - Gain from the sale of assets + Unamortized restructuring losses
**

Nonrecurring and nonoperating losses do not affect Operating Capital. There may be adjustments to Operating Capital for strategic investments while they are under construction and up to two additional years subject to approval by the Executive Compensation Committee of the Board.

II.	ALTERNATIVE PAYOUT

An Alternative Payout shall be calculated as follows: the actual percentage payouts earned for the 1999 plan year under the company's Paper Division Incentive Plan, Packaging Division Incentive Plan, Timber and Wood Products Division Incentive Plan, BMDD Incentive Plan, BCOP Incentive Plan, and Trucking Division Incentive Plan shall be averaged (weighted according to the total capital of each respective division). This average payout shall then be multiplied by the ratio each officer's target payout bears to the target payout of key executives in such plans (e.g., VP ratio = 45/24; SVP ratio = 55/24; CEO ratio = 70/24) to arrive at the Alternative Payout percentage. The Alternative Payout may be reduced by the Executive Compensation Committee, in its sole discretion, to any percentage amount (including zero).

Payout under the Plan will be the greater of (1) payout determined under criteria based on economic value added or (2) the Alternative Payout.

BOISE CASCADE CORPORATION
KEY EXECUTIVE PERFORMANCE PLAN
I.	2001 PAYOUT CRITERIA

PAYOUT AS A PERCENT OF SALARY
FINANCIAL IMPROVEMENT	CEO	SVP -- 65%	SVP -- 55%	VP -- 50%	VP -- 45%

($155,860,000)	0.0%	0.0%	0.0%	0.0%	0.0%
($150,000,000)	1.0%	0.6%	0.5%	0.5%	0.4%
$150,000,000	151.0%	98.1%	83.0%	75.5%	67.9%
$331,536,000	181.2%	117.8%	99.7%	90.6%	81.6%
$331,536,001	197.9%	128.6%	108.8%	99.0%	89.1%
$431,536,000	214.6%	139.5%	118.0%	107.3%	96.6%
-	For Financial Improvement in excess of $431.5 million, the payout increases proportionally to the increase from $331.5 million to $431.5 million.
-	The payout is interpolated on a straight line for Financial Improvement not shown in the table.
-	Financial Improvement is measured by calculating the company's economic value added.
Economic Value Added	=	Net Operating Profit Before Tax - Capital Charge
Net Operating Profit Before Tax (NOPBT)*	=	Income from operating assets + Imputed interest of capitalized lease obligations + Increase (decrease) in LIFO reserve - Amortization of restructuring losses
*	Unusual nonrecurring and nonoperating income or expense items do not affect NOPBT
Capital Charge	=	Capital x 16%
Capital**	=	Operating Capital + Imputed capital value of lease obligations + Total LIFO reserve account - Gain from the sale of assets + Unamortized restructuring losses
**

Nonrecurring and nonoperating losses do not affect Operating Capital. There may be adjustments to Operating Capital for strategic investments while they are under construction and up to two additional years subject to approval by the Executive Compensation Committee of the Board.

II.	ALTERNATIVE PAYOUT

An Alternative Payout shall be calculated as follows: the actual percentage payouts earned for the 2000 plan year under the company's Paper Division Incentive Plan, Packaging Division Incentive Plan, Timber and Wood Products Division Incentive Plan, BMDD Incentive Plan, BCOP Incentive Plan, and Trucking Division Incentive Plan shall be averaged (weighted according to the total capital of each respective division). This average payout shall then be multiplied by the ratio each officer's target payout bears to the target payout of key executives in such plans (e.g., VP ratio = 45 or 50/24; SVP ratio = 55 or 65/24; CEO ratio = 100/24) to arrive at the Alternative Payout percentage. The Alternative Payout may be reduced by the Executive Compensation Committee, in its sole discretion, to any percentage amount (including zero).

Payout under the Plan will be the greater of (1) payout determined under criteria based on economic value added or (2) the Alternative Payout.